CIF Core Plus Bond Fund
                  Transactions Effected Pursuant to Rule 10f-3
                          Quarter Ended: July 31, 2003


Subadvisor:  BlackRock Advisors, Inc.

Name of Security:                              Pulte Homes Inc. 6.375% 5/15/33

Registration under Securities Act of                         Yes
1933  [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
-  Date Acquired                                           05/19/03
-  Date First Offered                                      05/10/03
                                                           10/25/02
Reasonableness of Spread [10f-3(b)(6)]
-  Offering Price Per Unit                                  99.45
-  Amount of Spread:  Gross Spread                          0.875%
                                   Selling Concession       0.500%
-  Spread                                                   0.875%

Issuer in Continuous Operation at                            Yes
Least Three Years?  [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Subadviser [10f-3(b)(7)]
-  Total Units Offered                                    400,000,000
-  Purchase Price per Unit                                  99.446

-  Total Units Purchased by Fund                            25,000
-  Total Purchase Price by Fund                            $24,862
-  Percentage of Offering Purchased by Fund                 0.01%

-  Total Units Purchased - all Funds                      30,000,000
-  Total Purchase Price by Fund - all Funds              $29,824,500
-  Percentage of Offering Purchased - all Funds             7.50%

-  Any Shares Purchased by Other Funds in family?             No


Percentage of Fund Assets Invested                          0.04%
  [10f-3(b)(7)]


From Whom Purchased [10f-3(b)(8)]
-  Selling Dealer(s)                            Bank One Capital Markets, Inc.


-  Syndicate Manager(s)                      Lead: Banc One Capital Markets, Inc.
                                             Co Managers: Bank of America Securities LLC
                                                          Citigroup
                                                           ABN Amro
                                                        Comerica Bank
                                                       Credit Lyonnais
                                                     PNC Capital Markets
                                                  Suntrust Robinson Humphrey
                                                             UBS

-  Affiliated Broker / Dealer                        PNC Capital Markets